                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Plan, the Employee Stock Purchase Plan, and the 1997 Supplemental Stock Plan of Geoworks Corporation for the registration of 1,485,000 shares of its common stock, of our report dated April 17 ,1998, with respect to the consolidated financial statements of Geoworks Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1998, filed with the Securities and Exchange Commission.




San Francisco, California
October 21, 1998

/s/ Ernst & Young LLP.